EXHIBIT 99.3

February 28, 2006

Jim Shore
Jim Shore Designs, Inc.
Address Intentionally Redacted

Re: Modification of Strategic Alliance Agreement (0206-4)

Dear Jim:

This is to confirm our conversation of February 16, 2006 in which we agreed that the Disney Traditions line will continue under Schedule III of the Strategic Alliance Agreement and that the applicable royalty rate will be 5%.

If you agree to these changes, please sign the acknowledgement below and return it to me.

Sincerely,

Enesco Group, Inc.

/s/	Cynthia Passmore

By:	Cynthia Passmore President and CEO
Date:	March 21, 2006

Acknowledged and Agreed
Jim Shore Designs, Inc.

/s/	Jim Shore

By:	Jim Shore President
Date:	March 22, 2006